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                                                                   Exhibit 23.5

                                     CONSENT


                   CONSENT OF INDEPENDENT PETROLEUM ENGINEERS

                                  February 6, 2003

ABRAXAS PETROLEUM CORPORATION
500 North Loop 1604 East, Suite 100
San Antonio, TX 78270


Gentlemen:

         We hereby consent to the incorporation in the Registration Statement on Form S-1 and the Registration Statement on Form S-4 of Abraxas Petroleum Corporation for the year end December 31, 2001 of the references to DeGolyer and MacNaughton in the "Business - Reserves Information" and "Experts" sections and to the use by reference of information contained in our "Appraisal Report as of December 31, 3001 on Certain Properties owned by Abraxas Petroleum Corporation Appraisal Report as of December 31, 2000 on Certain Interests owned by Abraxas Petroleum Corporation," and "Appraisal Report as of December 31, 1999, on Certain Interests owned by Abraxas Petroleum Corporation (our Reports). However, since the oil, condensate, natural gas liquids, and natural gas reserves estimates set forth in our Reports have been combined with reserves estimates of other petroleum consultants, we are necessarily unable to verify the accuracy of the reserves values contained in the aforementioned Annual Report.


                                           Very truly yours,

                                           /s/ DeGLOYER and MacNAUGHTON
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